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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

- --------------------------------------------------------------------------------
                                                   Three Months Ended
                                                        March 31
(in thousands, except per share data)              1996          1995
- --------------------------------------------------------------------------------

Primary:
- -------

Actual shares outstanding                            8,015        7,746
                                                     =====        =====

Average shares outstanding                           7,971        7,698
Net effect of dilutive stock options
 based on the treasury stock method
 using the average market price                        347          348
                                                     -----        -----
             Total Shares Outstanding                8,318        8,046
                                                     =====        =====

Net Income                                        $  5,305      $ 3,710
                                                     =====        =====

Net Income Per Share                              $   0.64      $  0.46
                                                      ====         ====


Fully Diluted:
- -------------

Actual shares outstanding                            8,015        7,746
                                                     =====        =====

Average shares outstanding                           7,971        7,698
Net effect of dilutive stock options
 based on the treasury stock method using the
 average market price or quarter end price,
 whichever is greater                                  366          351
                                                     -----        -----
             Total Shares Outstanding                8,337        8,049
                                                     =====        =====

Net Income                                        $  5,305      $ 3,710
                                                     =====        =====

Net Income Per Share                              $   0.64      $  0.46
                                                      ====         ====

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